AMENDMENT NO. 1 TO INVESTMENT ADVISORY AGREEMENT



     This Amendment No. 1 to the Investment Advisory Agreement (the "Agreement") dated February 12, 2001, by and between Met Investors Advisory LLC (the "Manager") and Putnam Investment Management LLC (the "Adviser") with respect to the Met/Putnam Research Portfolio ("Portfolio"), is entered into effective the 1st day of January, 2003.

     WHEREAS  the  Agreement   provides  for  the  Adviser  to  provide  certain
investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

1. Schedule A of the Agreement hereby is amended to change the Adviser's fee to the following:



------------------------------------------------------------ ---------------------------------------------------------
                                                                      Percentage of average daily net assets
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------


             Met/Putnam Research                      0.55% of the first $250 million of such assets, plus
                                                      0.45% of such assets over $250 million
------------------------------------------------------------ ---------------------------------------------------------


2. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 1st day of January, 2003.



                                           MET INVESTORS ADVISORY LLC

                                           By:  ____________________
                                                Authorized Officer


                                           PUTNAM INVESTMENT MANAGEMENT LLC

                                           By:  ____________________
                                                Authorized Officer